UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8888 East Raintree Drive Suite 300 Scottsdale, Arizona		85260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 480-642-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 24, 2011, we held a Special Meeting of Stockholders at which our stockholders approved a proposal to adopt the Agreement and Plan of Merger, dated as of November 17, 2010, by and among Hypercom Corporation, VeriFone Systems, Inc., and Honey Acquisition Co., a wholly owned subsidiary of VeriFone, and approved the merger contemplated by the merger agreement. The results were as follows:

Proposal 1—Adoption of Merger Agreement and Approval of Merger

For	Against	Abstain	Broker Non-Votes
44,892,521	149,635	54,616	—

In addition, our stockholders approved a proposal to adjourn the Special Meeting of Stockholders of Hypercom, if necessary, for any purpose, including to solicit additional proxies if there are not sufficient votes to approve and adopt the merger agreement and approve the merger at the time of the Special Meeting of Stockholders of Hypercom. The results were as follows:

Proposal 2—Approval of Adjournment of Special Meeting, if Necessary

For	Against	Abstain	Broker Non-Votes
42,236,816	2,296,243	563,713	—

A copy of the press release we issued regarding the results of the stockholder vote at the Special Meeting of Stockholders of Hypercom is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated February 24, 2011 announcing Hypercom Corporation’s voting results for its Special Meeting of Stockholders held on February 24, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 24, 20 11	Hypercom Corporation

By:	/s/ Douglas J. Reich
Name:	Douglas J. Reich
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated February 24, 2011 announcing Hypercom Corporation’s voting results for its Special Meeting of Stockholders held on February 24, 2011